UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

You invested in AMERICAN WATER WORKS COMPANY, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 14, 2025.

Get informed before you vote

View the 2025 Proxy Statement, 2024 Annual Report and form of Proxy Card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 30, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Information concerning the availability of the list of shareholders of record entitled to vote at the Annual Meeting can be found in the 2025 Proxy Statement.

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors

Nominees:

1a.	Jeffrey N. Edwards	For

1b.	John C. Griffith	For

1c.	Laurie P. Havanec	For

1d.	Julia L. Johnson	For

1e.	Patricia L. Kampling	For

1f.	Karl F. Kurz	For

1g.	Michael L. Marberry	For

1h.	Stuart M. McGuigan	For

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	For

3.

Ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of  PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.

For

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

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